UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES

EXCHANGE ACT OF 1934

Filed by the Registrant ☑

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, For Use of the Commission Only (as Permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☑	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

XG TECHNOLOGY, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☑	No fee required

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

IMPORTANT NOTICE TO xG TECHNOLOGY SHAREHOLDERS:
YOUR HELP IS NEEDED TO ENSURE xG TECHNOLOGY STOCK REMAINS LISTED

Dear xG Technology shareholder,

I am writing to you as the Chairman and CEO of xG Technology, as well as also being a large shareholder.

We need your help.

Whether you haven’t voted your shares yet, have voted “Against” the proposed reverse stock split, or do not recall how you previously voted, please take a moment to cast the enclosed ballot “In Favor” of the reverse stock split. The attached proxy card can be used for that purpose or you may call Laurel Hill Advisory, Toll Free at 888-742-1305. If you have previously voted yes, you need do nothing. If you are not sure, or if you abstained, or you did not vote or voted no, we need your help and your “yes” vote, in support of the resolution.

Here is why this is important to each of us:

In June, we did an approved stock split that we thought was enough to keep us from being delisted. That looked good until the last hour of the last day of the NASDAQ prescribed time our stock needed to trade above $1.00. As a result, we are faced with being delisted by NASDAQ. We have appealed the decision and have a date set in mid-November for our hearing. If the appeal is not successful, we will be delisted without us having further notice unless we are authorized to do the reverse split. While the reverse stock split is required for the Company to maintain its listing on the Nasdaq Stock Market, the Company will do the reverse only if we must, but we need your vote “In Favor” of the resolution to have the option if we must do so.

Additionally, we are amending the proxy to extend the date that the Board of Directors may affect a reverse stock split to May 15, 2017, as noted on the new proxy card enclosed with this letter. If you have previously voted, your vote still counts as you voted. If you would like to change your vote based on the information in this letter, you may do so on the enclosed proxy card.

If you have any questions, please contact Laurel Hill Advisory, Toll Free at 888-742-1305. Because time is short, if possible, please cast your votes using the online system detailed in the enclosed ballot.

Thank you for being shareholders in our company, for reading this, and most importantly, for voting “In Favor” on the resolution.

We appreciate your ongoing support of xG Technology.

 Sincerely,

George Schmitt
CEO and Executive Board Chairman

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

xG TECHNOLOGY, INC.

Special Meeting of Shareholders

November 8, 2016
9:00 A.M. Eastern Time

This Proxy is Solicited On Behalf Of The Board Of Directors

PROXY

Please mark your votes like this ☒

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE PROPOSAL.

1. To approve a proposal to authorize the Company's Board of Directors to amend the Company's Certificate of Incorporation as amended, to effect a reverse stock split of our outstanding common stock, at a specific ratio within a range from one-for-three to one-for-twenty, and to grant authorization to our Board of Directors to determine, in its sole discretion, the specific ratio and timing of the reverse stock split any time before May 15, 2017.

☐ **FOR THE PROPOSAL**
☐ **AGAINST THE PROPOSAL**
☐ **ABSTAIN**

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS MADE, THE PROXY SHALL BE VOTED **FOR** AN AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION, AS AMENDED, TO EFFECT A REVERSE STOCK SPLIT OF OUR OUTSTANDING COMMON STOCK AT THE DISCRETION OF THE BOARD OF DIRECTORS.

PLEASE CHECK HERE IF YOU PLAN TO ATTEND THE ANNUAL MEETING OF STOCKHOLDERS ON NOVEMBER 8, 2016 AT 9:00 A.M. (EASTERN TIME) AT THE COMPANY'S OFFICES AT 240 S. PINEAPPLE AVENUE, SUITE 701, SARASOTA, FL 34236 ☐

COMPANY ID:

PROXY NUMBER:

ACCOUNT NUMBER:

Signature of Stockholder________________ **Signature of Stockholder**________________ **Date**__________**, 2016.**

Note: This proxy must be signed exactly as the name appears hereon. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by a duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by an authorized person.

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting of Stockholders to be held November 8, 2016.

The Proxy Statement is available at http://www.cstproxy.com/xgtechnology/sm2016

▲ FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED ▲

PROXY

xG TECHNOLOGY, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON NOVEMBER 8, 2016

Revoking all prior proxies, the undersigned, a stockholder of xG TECHNOLOGY, INC. (the "Company"), hereby appoints Roger Branton and Benjamin Dickens or either of them, as attorneys-in-fact and agents of the undersigned, with full power of substitution, to vote all of the shares of the Company's common stock, par value $0.00001 per share ("Common Stock"), owned by the undersigned at the Special Meeting of Stockholders of the Company to be held on November 8, 2016 at the Company's offices at 240 S. Pineapple Avenue, Suite 701, Sarasota, FL 34236, at 9:00 a.m. Eastern Time, and at any adjournment thereof, as fully and effectively as the undersigned could do if personally present and voting, hereby approving, ratifying, and confirming all that said attorney and agent or his substitute may lawfully do in place of the undersigned as indicated on the reverse.

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To change the address on your account, please check the box at right and indicate your new address in the space above. Please note that changes to the registered name(s) on the account may be submitted via this method. ☐

IMPORTANT: SIGNATURE REQUIRED ON THE REVERSE SIDE

(Continued and to be marked, dated and signed, on the other side)